SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 1997

                      Access Solutions International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                       0-28920                            05-0426298
              (Commission File Number)         (IRS Employer Identification No.)

                                 (401) 295-2691
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events.

     On April 15, 1997, Access Solutions International, Inc. (the "Registrant") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with PaperClip Software, Inc. ("PaperClip"). The Asset Purchase Agreement provides for the acquisition (the "Acquisition") by the Registrant from PaperClip of substantially all the assets and the assumption of certain liabilities of PaperClip for an aggregate purchase price, subject to adjustment, of 1,544,438 shares of the Registrant's common stock plus an equivalent number of the Registrant's Class B Warrants. Each Class B Warrant will entitle the holder to purchase one share of the Registrant's common stock for $6.00 per share.

     Consummation of the Acquisition is subject to certain conditions including approval of the Boards of Directors of both companies and approval of PaperClip's shareholders.

     The Registrant and PaperClip also entered into a management agreement (the "Management Agreement") pursuant to which the Registrant will manage the day-to-day operations of PaperClip until the closing of the Acquisition.

     Certain additional information regarding the Acquisition is contained in the Press Release dated April 15, 1997 (the "Press Release").

     The Asset Purchase Agreement, the Management Agreement and Press Release are attached hereto as Exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.


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Item 7.  Financial Statements and Exhibits.

(a)             Financial Statements of business acquired.
                Not applicable
(b)             Pro forma financial information.
                Not applicable
(c)             Exhibits`


Exhibit Number
                                                       Exhibit Title

     2(a) Asset  Purchase   Agreement  dated  April  15,  1997,  between  Access
          Solutions International, Inc. and PaperClip Software, Inc.

     2(b) Management  Agreement  dated April 15, 1997  between  Access  Solution
          International, Inc. and PaperClip Software, Inc.

     99   Press Release relating to the Acquisition


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                                    SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Access Solutions International, Inc.
                                 Registrant



                                 By:/s/Denis L. Marchand
                                      ------------------------------------------
                                       Denis L. Marchand
                                       Corporate Controller and Chief Accounting
                                       Officer

Dated:   April 18, 1997